UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported):
                            October 29, 1998

                       ACCESS PHARMACEUTICALS, INC.
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          (Exact name of registrant as specified in its charter)

                               DELAWARE
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              (State of other jurisdiction of incorporation)

          0-9314                                         83-0221517
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(Commission File Number)                     (IRS Employer Identification No.)

         2600 Stemmons Freeway, Suite 176, Dallas, Texas, U.S.A. 75207
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         (Address of principal executive offices)           (Zip Code)


            Registrant's telephone number, including area code:
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                            (214) 905-5100


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         (Former Name or Former Address, if Changed Since Last Report)

Item 4.   Changes in Registrant's Certifying Accountants

KPMG Peat Marwick LLP was previously the principal accountants for Access Pharmaceuticals, Inc. On October 22, 1998, that firm resigned. The Board of Directors of the Company has begun the process of seeking to retain an accounting firm to audit the Company's consolidated financial statements for the current fiscal year ending December 31, 1998. The Board of Directors expects to complete its search and retain a new accounting firm prior to the end of this calendar year. The decision to change accountants was not recommended by the audit committee of the board of directors.

In connection with the audits of the two fiscal years ended December 31, 1997, and the subsequent interim period through October 22, 1998, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

KPMG Peat Marwick LLP's independent auditors' report on the consolidated financial statements of Access Pharmaceutical's Inc. and subsidiary as of and for the years ended December 31, 1997 and 1996, contained a separate paragraph stating that "the Company has suffered recurring losses from operations and has a net capital deficiency, that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."


Exhibits:

Exhibit 16.1 Auditors' Resignation Letter


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          ACCESS PHARMACEUTICALS, INC.

                                          By: /s/ Kerry P. Gray
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                                          Title: President and CEO

Dated: October 29, 1998